Exhibit 99.1

Eton Pharmaceuticals Announces Licensing of Rare Disease Product Candidate

● Product is currently under review with the FDA
● Potential approval and launch mid-2026

DEER PARK, Ill., FEB 2, 2026 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or “the Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the licensing of U.S. marketing rights to an ultra-rare disease product candidate. Once approved, the product is expected to be the first and only generic alternative to a product used to treat an ultra-rare condition that impacts fewer than 100 patients in the United States.

“This bolt-on asset aligns well with our existing commercial infrastructure, adding another potential 2026 product launch to our pipeline and advancing us toward our goal of having one of the largest ultra rare disease product portfolios. We see a compelling opportunity to bring an improved experience to this patient and provider community with our Eton Cares patient support program, as we have successfully demonstrated with our Carglumic Acid, Betaine, and Nitisinone products,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “We continue to actively pursue branded, high-value, ultra-rare disease product opportunities, and are excited about our deal pipeline for 2026.”

The licensed product is currently under review with the FDA and is expected to be approved and launched in mid-2026. The company will provide additional product details upon approval.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has eight commercial rare disease products: KHINDIVI®, INCRELEX®, ALKINDI SPRINKLE®, GALZIN®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has five additional product candidates in late-stage development: ET-600, Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793

E: lwilson@insitecony.com